As Filed With the Securities and Exchange Commission
on April 20, 2005

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1812853 (I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of Principal Executive Offices)

PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

M. Terry Turner
The Commerce Center
Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share(2)	offering price(2)	registration fee

Common Stock, $1.00 par value	250,000 shares	$21.52	$5,380,000	$634

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the bid and ask prices for the Common Stock on April 13, 2005.

Registration of Additional Securities
Incorporation by Reference of Earlier Registration Statements
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-23.1 CONSENT OF KPMG LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s 2004 Equity Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statement on Form S-8 (Registration No. 333-114799) previously filed by the Registrant with the Securities and Exchange Commission on April 23, 2004, is hereby incorporated by reference herein.

Item 8. Exhibits.

             5.1        Opinion of Bass, Berry & Sims PLC.

             23.1      Consent of KPMG LLP.

             23.2      Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

             24.1      Power of Attorney (included on the signature page to the Registration Statement).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 20th day of April, 2005.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
M. Terry Turner, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman and Director	April 20, 2005
/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2005
/s/ Harold R. Carpenter Harold R. Carpenter	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2005
/s/ Sue G. Atkinson Sue G. Atkinson	Director	April 20, 2005
Gregory L. Burns	Director
/s/ Colleen Conway-Welch Colleen Conway-Welch	Director	April 20, 2005
Clay T. Jackson	Director
/s/ John R. Maupin, Jr., D.D.S. John R. Maupin, Jr., D.D.S	Director	April 20, 2005

Signature	Title	Date
/s/ Dale W. Polley Dale W. Polley	Director	April 20, 2005
/s/ Linda E. Rebrovick Linda E. Rebrovick	Director	April 20, 2005
/s/ James L. Shaub, II James L. Shaub, II	Director	April 20, 2005
/s/ Reese L. Smith, III Reese L. Smith, III	Director	April 20, 2005

EXHIBIT INDEX

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC.

Exhibit 23.1	Consent of KPMG LLP.

Exhibit 23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on the signature page to the Registration Statement).